UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 23, 2007

SILVERSTAR HOLDINGS, LTD.
(Exact Name of Registrant as Specified in Charter)

Bermuda	0-27494	N/A
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File No.)	Identification No.)

Clarendon House, Church Street, Hamilton, HM CX, Bermuda
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (441) 295-1422

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

        On October 31, 2005, Silverstar Holdings, Ltd. (the “Company”) consummated a transaction pursuant to a Securities Purchase Agreement, dated October 21, 2005, with DKR SoundShore Oasis Holding Fund Ltd. (the “Purchaser”) pursuant to which the Company issued to the Purchaser (i) a $5,000,000 principal amount Variable Rate Secured Convertible Debenture due October 31, 2008 (the “Original 2005 Debenture”) and (ii) a warrant to purchase 791,139 shares of the Company’s common stock at an exercise price of $1.896 per share. On June 30, 2006, the Company entered into an amendment to the Original 2005 Debenture (the “Amended 2005 Debenture,” and together with the Original 2005 Debenture, the “2005 Debenture”) in order to change two definitions in the Original 2005 Debenture. The Amended 2005 Debenture changed (a) the definition of “Monthly Redemption Date” to have such date commence on February 1, 2007 and (b) the amount in the definition of “Monthly Redemption Amount” to $180,000.00.

        On October 19, 2006, the Company consummated another transaction pursuant to a Securities Purchase Agreement, dated October 19, 2006, with the Purchaser pursuant to which the Company issued to the Purchaser a $1,400,000 principal amount Variable Rate Secured Convertible Debenture due October 31, 2008 (the “2006 Debenture” and together with the 2005 Debenture, the “Debentures”).

        On February 23, 2007, the Company entered into an amendment to the Debentures (the “Amendment”) in order to change one definition in each Debenture. The Amendment changed the definition of “Monthly Redemption Date” to have such date commence on May 1, 2007.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

99.1 Amendment, dated as of February 23, 2007, to the Debentures.

SIGNATURE

              Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2007	SILVERSTAR HOLDINGS, LTD.

By: /s/ Clive Kabatznik
Name: Clive Kabatznik
Title: Chief Executive Officer